Exhibit 16

[LETTERHEAD OF ERNST & YOUNG LLP]

EXHIBIT 16 TO FORM 8-K

September 26, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated September 26, 2003, of Rainbow Technologies, Inc. and are in agreement with the statements contained in the paragraphs (a)(ii), (a)(iii), and (a)(iv) therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Date: September 26, 2003	/s/ Ernst & Young LLP

Ernst & Young LLP